                                  EXHIBIT 10.19

                     COLLATERAL ASSIGNMENT OF PATENT RIGHTS

         THIS COLLATERAL ASSIGNMENT OF PATENT RIGHTS (this "Assignment") is made the 20th day of February, 2001 by and between NOCOPI TECHNOLOGIES, INC., a Maryland corporation ("Assignor"), and WESTVACO BRAND SECURITY, INC., a Delaware corporation ("Assignee").

                                   Background

         Assignor and Assignee have entered into a License Agreement dated as of September 1, 2000 and an Amendment thereto dated December 19, 2000 (such agreement, as so amended and as it may hereafter further be amended, is hereinafter referred to as the "License Agreement") pursuant to which, among other things, Assignor granted to Assignee rights to market, promote, sell and manufacture certain products which incorporate "Nocopi Technology" (as such term is defined in the License Agreement.) Certain elements of the Nocopi Technology are the subject of one or more of the United States patents (such patents, together with all related patent applications and submittals and all extensions and modifications thereof, are hereinafter referred to as the "Patents").

         Assignor and Assignee desire to enter into this Agreement in order to secure the performance by Assignor of its obligations under the License Agreement.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which the parties hereby acknowledge, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Assignment to Secure Obligations. To secure the full and timely performance by Assignor of its obligations under the License Agreement and, without limiting the generality of the foregoing, the prompt payment of any damages owed by Assignor to Assignee by reason of Assignor's breach or wrongful termination of the License Agreement, together with any interest accrued thereon at the legal rate (collectively, the "Obligations"), Assignor hereby pledges, assigns, hypothecates, delivers and sets over to Assignee and grants to Assignee a first lien on, and first security interest in all of Assignor's right, title and interest in and to all of the Patents heretofore or hereafter issued which are related to any elements of the Nocopi Technology and all of Assignor's rights thereunder and interests therein, together with all Proceeds of any of the foregoing (collectively, the "Patent Rights").

         2. Certain Rights of Assignee After Event of Default.


                  2.1 Sale of Patent Rights. If an Event of Default, as hereinafter defined, shall occur and be continuing, Assignee shall have the right, without demand of performance or other demand, advertisement or further notice of any kind (except the notice specified in Section 2.4 of the time and place of public or private sale) to or upon the Assignor or any other person (all and each of which demands, advertisements, and/or notices are, to the extent permitted by law, hereby expressly waived), forthwith to collect, receive, appropriate and realize upon the Patent Rights, or any part thereof, and forthwith to sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver the Patent Rights, or any part thereof, in one or more public or private sale or sales, at any exchange, board, auction or at the Assignee's offices or elsewhere, at such prices and on such terms as the Assignee may deem best, for cash or on credit or for future delivery without assumption of any credit risk. At any such sale or sales Assignee or its nominee may purchase any or all of the Patent Rights upon such terms as he may deem best. Any sale shall be conducted in a commercially reasonable manner.

                  2.2 Effect of Sale. Upon any such sale or sales, the Patent Rights so sold shall be held by the purchasers thereof absolutely free from any right or equity of redemption in Assignor, or any similar rights, claims or equities, all of which are hereby expressly waived and released by Assignor.

                  2.3 Application of Proceeds Upon Disposition of the Collateral. The proceeds of any sale or sales of the Patent Rights shall be received and applied, after deduction for any expenses of sale including reasonable attorneys' fees and disbursements, to the payment of the Obligations in any manner or order which Assignee, in its sole discretion, may elect, without further notice to or consent of Assignor and without regard to any equitable principles of marshaling or other like equitable doctrines, and any excess shall be returned to Assignor. Assignor hereby acknowledges and agrees that Assignee is not required to exercise all remedies and rights available to him equally with respect to all of the Patent Rights and Assignee may select less than all of the Patent Rights with respect to which the remedies as determined by Assignee may be exercised.

                  2.4 Reasonable Notice of Proposed Sale. Assignee agrees to give ten (10) days advance notice to the Assignor of the time and place of any public or private sale or sales of the Patent Rights and the Assignor agrees that such notice shall constitute reasonable notification.

                  2.5 Remedies Cumulative. Assignor agrees that the rights, powers and remedies given to Assignee by this Agreement are cumulative and not exclusive of any thereof or of any other powers, rights or remedies available to Assignee.

         3. Representations and Warranties. Assignor hereby covenants, represents and warrants as follows:

                  3.1 The Patent Rights are owned by Assignor free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance, or security interest therein or any other adverse claim with respect thereto.

                  3.2 This Assignment creates a valid first lien on and perfected security interest in the Patent Rights, subject to no prior security interest, lien, charge, or encumbrance or agreement granting or purporting to grant to any third party a security interest or other lien in the Patent Rights.

                  3.3 As long as any part of the Obligations is outstanding or not paid in full, Assignor will not sell, assign, convey, or otherwise dispose of any of the Patent Rights, nor create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance, or any security interest whatsoever with respect to the Patent Rights.

                  3.4 Assignor shall not change its name or commence to do business under any other name without having first (a) given to Assignee at least thirty (30) days' prior written notice of such change and (b) executed, delivered and filed (and paid filing fees and taxes) all such documents as may be necessary or advisable in the opinion of Assignee to continue to perfect and protect the liens created hereby.

                  3.5 Assignor has full right, power and authority to enter into this Assignment. The execution and delivery of this Assignment by Assignor has been duly authorized by the board of directors of Assignor, and such action by the Assignor's board of directors constitutes all necessary corporate action on the part of Assignor in connection with such execution and delivery.

For the purposes of this Section 3, it is understood and agreed that the interests of other licensees of the Nocopi Technology or elements thereof will be deemed not to be an encumbrance upon any of the Patent Rights.

         4. Further Assurances. Assignor agrees that at any time or times, promptly upon written request by the Assignee, Assignor will execute and deliver such further documents and do such further acts as may, in the reasonable opinion of Assignee, be necessary to assure that the Patent Rights are subject to a valid, perfected first security interest and/or first lien hereunder, and at Assignor's expense, cause all such documents to be filed or recorded in the manner required by law to secure the effectiveness and the continuation and perfection of the security interests hereby created.

         5. Additional Security. Assignee may take or release other security, may grant extensions, renewals or indulgences with respect to the Obligations, and may apply any other security therefor held by Assignor to the satisfaction of the Obligations without prejudice to any of its rights hereunder.

         6. Satisfaction of Obligations. Upon the full satisfaction of the Obligations, this Assignment shall become void and of no further effect, and, in such event, upon the reasonable request of Assignor, Assignee shall execute, deliver and file such documents as Assignor may reasonably determine are necessary or appropriate to confirm that the Obligations have been satisfied and/or that the security interest granted herein is terminated.

         7. Event of Default. An Event of Default shall exist hereunder at such time as (i) Assignor shall have committed a material breach of the License Agreement, and (ii) the amount of Assignee's claim against Assignor arising from such breach shall have been liquidated by agreement of the parties, by entry of a final non-appealable judgment by a court having jurisdiction, or by allowance of such claim in connection with bankruptcy proceedings of Assignor.

         8. Assignment. Assignee may assign all (but not less than all) of its right, title and interest in and to this Assignment, but only in connection with the permitted assignment of its interest under the License Agreement and only to the permitted assignee of such interest.

         9. Severability. Any provision of this Agreement prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

         10. Survival of Terms. All agreements, covenants, representations and warranties in this Assignment shall survive the execution and delivery of this Assignment.

         11. Expenses. Assignor will reimburse Assignee for all reasonable costs of collection or enforcement (including without limitation reasonable attorneys' fees and expenses) incurred in enforcing the obligations Assignor under this Assignment.

         12. Notices. All notices required hereunder or given in connection with this Assignment shall be given in the manner permitted or required in the License Agreement.

         13. Miscellaneous. This Assignment shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania, and it shall be binding upon Assignor and Assignee and their respective successors and assigns, and may not be terminated or modified orally but only in writing making specific reference hereto and signed by all the parties hereto. Headings in this Assignment are for reference purposes only and shall not limit or otherwise affect the meaning hereof. This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one Assignment.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment to be duly executed as of the date first above written.


NOCOPI TECHNOLOGIES, INC.                       WESTVACO BRAND SECURITY, INC.


By:___________________________                  By:_____________________________
   Michael A. Feinstein, M.D.,                     Stanley Hart, President
   Chairman

                                    Exhibit A


                            [List of Patents Pledged]